August 1, 1997



VIA EDGAR and Federal Express

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

                    Re:   Talbot Bancshares, Inc.
                           Registration Statement on Form 8-A

Dear Sir or Madam:

         On behalf of Talbot Bancshares, Inc. (the "Company"), we file herewith, via EDGAR, the Company's Registration Statement on Form 8-A for registration of the Company's Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         We respectively request acceleration of the effective date of the enclosed Form 8-A for August 14, 1997.

         Should you have any questions, please contact the undersigned at (410) 576-4188.

                                Sincerely,



                                Michael A. Refolo





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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             TALBOT BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


              Maryland                                 52-2033630
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

       18 East Dover Street                              21601
         Easton, Maryland                             (Zip Code)
(Address of principal executive offices)



If this Form relates to the registration   If this Form relates to the registra-
of a class of debt securities and is       tion of a class of debt securities
effective upon filing pursuant to General  and is to become effective simultan-
Instruction A(c)(1) please check the       eously with the effectiveness of a
following box. |_|                         concurrent registration statement
                                           under the Securities Act of 1933
                                           pursuant to General Instruction
                                           A(c)(2) please check the following
                                           box. |_|


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $0.01
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

         Talbot Bancshares, Inc. (the "Company") was incorporated under Maryland law on March 10, 1997 for the purpose of operating as a bank holding company under The Bank Holding Company Act of 1956, as amended. The Company was formed to effect a share exchange (the "Share Exchange") with The Talbot Bank of Easton, Maryland, a Maryland chartered commercial bank (the "Bank"), with its common stock registered with the Federal Deposit Insurance Corporation pursuant to Section 12(i) of the Securities Exchange Act of 1934, as amended. The Share Exchange was effective as of May 1, 1997. As a result of the Share Exchange, two shares of the Company's common stock were issued in exchange for each share of Bank common stock then outstanding. The common stock issued by the Company in the Share Exchange was exempt from registration pursuant to Section 3(a)(12) of the Securities Act of 1933, as amended.

Common Stock

         The Company has 25,000,000 shares of common stock authorized, par value $0.01 per share (the "Shares"). At July 1, 1997, the Company had 492 stockholders and 1,188,264 Shares were issued and outstanding. The outstanding Shares are fully paid and nonassessable. In the event of any voluntary or any involuntary liquidation, dissolution, or winding-up of the affairs of the Company, the assets of the Company available for distribution to its stockholders shall be distributed pro rata to the holders of the Shares.

Voting Rights

         Each of the Shares is entitled to one vote per share owned by the stockholder. Holders of the Shares generally have voting rights in mergers. In a merger in which the Company is the survivor, no stockholder vote is required if, in connection with the merger, the Company does not issue shares of stock of a class amounting to more than 15% of the number of shares of such class then outstanding and if the merger does not reclassify or change the outstanding stock of the Company or otherwise amend its charter. Holders of the Shares have appraisal rights only in mergers where the Company is not the surviving corporation or in certain cases where their contract rights are changed, the number of shares to be issued in the merger equals or exceeds 15% of the shares outstanding prior to the merger, or Shares are converted into something other than stock of the surviving corporation.

         With certain exceptions, the Maryland General Corporation Law provides holders of Shares a right to demand and receive payment of the fair value of the stockholder's Shares from a successor corporation under certain circumstances. These circumstances include the Company's consolidation or merger with another corporation, the acquisition of the stockholder's Shares in a share exchange, the transfer of the Company's assets in a manner requiring special corporate action, or the amendment of the charter in a way which alters the stockholder's contract rights, unless otherwise authorized in the charter.

         The Company's Articles of Incorporation (its charter) does not grant preemptive rights to stockholders. As a result, a stockholder's percentage ownership of Company Shares may be reduced if and when new shares of that class are issued.

Options

         At May 1, 1997, the Company has outstanding options to purchase 38,400 Shares pursuant to the Company's Employee Stock Option Plan (the "Plan"). The terms of the options do not exceed 10 years. The Plan reserves for issuance up to 40,000 Shares. The number of Shares that may be purchased upon the exercise of options will be adjusted equitably to prevent the substantial dissolution or enlargement of rights granted to, or available for, participants in the Plan.

Dividend Rights

         Stockholders of Shares are entitled to dividends, when, as, and if declared by the Board of Directors of the Company, subject to the restrictions imposed by the Maryland General Corporation Law. Dividends may not be paid if the Company is insolvent or if the dividend would cause the Company to become insolvent. However, unless the Company expands its activities, its only source of income will be through the Bank subsidiary. Therefore, dividend restrictions applicable to Maryland state-chartered banks impact the Company's ability to pay dividends.

         A board of directors of a Maryland state-chartered bank may declare a cash dividend only from its undivided profits, or with the prior approval of the Maryland Commissioner of Financial Regulation, from the bank's surplus in excess of 100% of its required capital stock. To declare a stock dividend, the bank's surplus, after the increase in capital stock, must be equal to at least 20% of the outstanding capital stock as increased. It is the policy of the Bank's Board of Directors to have at least an equal amount of surplus as in capital stock.

Voting Requirements

         Generally, the affirmative vote of the holders of a majority of the shares of common stock entitled to vote is required to approve any action for which stockholder approval is required. A sale or transfer of substantially all of the Company's assets, merger, consolidation, reorganization, or similar extraordinary corporate action requires the affirmative vote of two-thirds of the Shares entitled to vote thereon.

Terms of Directors

         The Board of Directors of the Company currently is comprised of 13 members, divided into three classes, each serving for a three year term so that the term of office of one class of directors shall expire in each year. Initially, however, the Class I Directors will serve for a one year term, Class II Directors will serve for a two year term, and the Class III Directors will serve for a three year term. The exact number of Directors will be fixed from time to time by the Board of Directors of the Company pursuant to a resolution adopted by a majority of the entire Board of Directors. The charter of the Company, however, limits the total number of Directors to 25.

         The Bylaws provide that any directorships resulting from any increase in the number of directors and any vacancies on the Company's Board of Directors resulting from death, resignation, disqualification, or removal or other cause, may be filled by the Board of Directors, acting by a majority of the directors then in office, even though less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. In addition, any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote on such matter, at any special meeting of stockholders duly called for such purpose.

Business Combinations

         Under the Maryland General Corporation Law, certain "business combinations" (including any merger or similar transaction subject to a statutory stockholder vote and additional transactions involving transfers of assets or securities in specific amounts) between a Maryland corporation and any person who, after the date on which the corporation has 100 or more beneficial owners of its stock, beneficially owns 10% or more of the voting power of the corporation's shares or any affiliate of the corporation who, at any time within the two year period prior to the date in question and after the date on which the corporation has 100 or more beneficial owners of its stock, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder"), or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder unless an exemption is available. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation's stockholders receive a minimum price (as described in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In order to amend the Company's charter to elect not to be subject to the foregoing requirements with respect to Interested Stockholders, an affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock who are not Interested Stockholders is required under the Maryland General Corporation Law.

Control Shares Acquisitions

         The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

         Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within 10 days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

Transfer Agent

         The Bank serves as the Company's transfer agent.

Item 2.  Exhibits

Exhibit No.         Description
-----------         -----------

3.1                 The Company's Articles of Incorporation
                    dated March 10, 1997

3.2                 The Company's current Bylaws


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            TALBOT BANCSHARES, INC.


Date:  August 1, 1997                       By:  /s/ Susan E. Leaverton
                                                ------------------------
                                                Susan E. Leaverton
                                                Secretary/Treasurer

                                                                  EXHIBIT 3.1

                             TALBOT BANCSHARES, INC.

                            ARTICLES OF INCORPORATION

               FIRST: I, Michael A. Refolo, whose post office address is 233 East Redwood Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, do hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

               SECOND: The name of the corporation (which is hereinafter called the "Corporation") is

                             TALBOT BANCSHARES, INC.

               THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activities permitted by a corporation organized under the laws of the State of Maryland.

               FOURTH: The post office address of the principal office of the Corporation in this State is 18 East Dover Street, Easton, Maryland 21601. The name and post office address of the resident agent of the Corporation in this State are W. David Morse, 18 East Dover Street, Easton, Maryland 21601. Said resident agent is an individual actually residing in this State.

               FIFTH: The total number of shares of stock which the Corporation has authority to issue is Twenty-Five Million (25,000,000) shares of common stock with a par value of One Cent ($.01) per share, for an aggregate par value of $250,000.

               SIXTH:

                   (a) The number of Directors of the Corporation which shall constitute the whole Board shall be not less than three directors. The exact number of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, provided that the number of Directors shall not be more than twenty-five (25).

                   (b) The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of Class I first chosen shall hold office for one year or until the first annual election following their election; Directors of Class II first chosen shall hold office for two years or until the second annual election following their election; and Directors of Class III first chosen shall hold office for three years or until the third annual election following their election; and, in each case, until their successors are duly elected and qualify. At each future annual meeting of the stockholders, the successors to the Class of Directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Each Director elected shall hold office until a successor shall be elected and shall qualify;

                   (c) The names of the Directors who shall act until the first annual meeting and until their successors are duly elected and qualify are as follows:

                             Herbert L. Andrew, III
                              Blenda W. Armistead
                              Lloyd L. Beatty, Jr.
                                Donald D. Casson
                                Gary L. Fairbank
                                 Ronald N. Fox
                              Richard C. Granville
                              Jerome M. McConnell
                                Shari L. McCord
                                William H. Myers
                                 David L. Pyles
                             Christopher F. Spurry
                              W. Moorhead Vermilye

               SEVENTH: The rights and powers of the Corporation and of the Directors and Stockholders are as follows:

                   (a) The Board of Directors of the Corporation is empowered to authorize the issuance from time to time of shares of stock of any class and securities convertible into shares of its stock of any class for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation;

                   (b) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering, from time to time before issuance, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares;

                   (c) The Corporation reserves the right to amend its Charter, including amendments which alter the contract rights of any outstanding stock, and stockholders whose rights may be affected thereby will not be entitled to demand payment of the fair value of their stock.

                   The enumeration of a particular power of the Board of Directors is for descriptive purposes only and shall not limit or restrict any other term of this or any other

Article of these Articles of Incorporation, or in any manner exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

               EIGHTH: To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination as to the ultimate entitlement of the individual to be indemnified, shall advance expenses prior to the final disposition of a proceeding, to (i) any individual who is a present or former director, officer, employee or agent of the Corporation or (ii) any individual who serves or has served another corporation, partnership, joint venture, trust, employee benefit plan at the request of the Corporation. The indemnification and advance of expenses provided in this Article shall apply to the estate and to the heirs of a deceased individual. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The Corporation shall have the power to purchase and maintain insurance on behalf of any person for whom indemnification is permitted as stated above, against any liability asserted against him or her in such capacity arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability. This Article shall not be deemed to be exclusive of any other rights to which any person may be otherwise entitled, nor shall the provisions of the Charter and this Article be deemed to prohibit the Corporation from extending its indemnification to cover other persons and activities to the extent permitted by law.

               NINTH: No director or officer of the Corporation shall be liable to the Corporation or to its Stockholders for money damages except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

               IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this tenth day of March, 1997, and I acknowledge the same to be my act.




                                            /s/ Michael A. Refolo
                                            ---------------------
                                            Michael A. Refolo

                                                                   EXHIBIT 3.2

                             TALBOT BANCSHARES, INC.
                                     BYLAWS

                                    ARTICLE I

                                  Stockholders

               SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held, unless otherwise designated by the Board of Directors ("Board"), on the fourth Wednesday in April of each year, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

               SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the President, by any Vice President, or by a majority of the Board, and shall be called promptly by the President, by the Vice President, or Secretary, or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting.

               If the person to whom such request in writing is made fails to issue a call for such meeting within ten (10) days after receipt of such request, then a majority of the Board or the stockholders owning of record a majority in amount of the stock of the Corporation, issued, outstanding and entitled to vote, may do so by giving ten (10) days' prior written notice of the time, place and object of the meeting in the manner set forth in Article I,
Section 4. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

               SECTION  3.  Place  of  Holding   Meetings.   All   meetings   of
stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board.

               SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be mailed, postage pre-paid by the Secretary, to each stockholder entitled to vote thereat at the stockholder's post office address, as it appears upon the books of the Corporation, at least ten (10) days but not more than ninety (90) days, before the meeting. Each notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place without further notice to a date not more than 120 days after the original record date.

               SECTION  5.  Quorum.  The  presence  in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum is in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

               SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of the Corporation (if a Chairman of the Board has been elected by the Board of Directors), or, if the Chairman of the Board is not present, by the President, or, if neither of these officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary, shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

               SECTION 7. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (l) vote for each share of stock standing in the stockholder's name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by the stockholder or the stockholder's duly authorized attorney, bearing a date not more than eleven (11) months prior to the meeting, unless the instrument provides for a longer period. The proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast unless the Articles of Incorporation or these Bylaws provide otherwise.

               If the chairman of the meeting determines, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions pertaining to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the tellers. The tellers shall be appointed by said meeting.

               SECTION 8. Nomination for Director. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board, shall be made by written request to the Secretary of the Corporation to be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date fixed for the meeting. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 8. The Chairman of the Board, the President, or any other person residing at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE II

                               Board of Directors

               SECTION 1. General Powers. The property and business of the Corporation shall be managed by the Board.

               SECTION 2. Number and Term of Office. The business and property of the Corporation shall be conducted and managed by its Board which shall consist of not less than three (3) members nor more than twenty-five (25), the exact number of which shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board. The present number of Directors shall be thirteen (13) divided into three classes, designated as Class I, Class II and Class III. The term of office of each Director shall be as provided in Article Sixth of the Articles of Incorporation.

               SECTION 3. Vacancies. In the case of any vacancy in the Board through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority, may elect a successor to hold office for the unexpired portion of the term of a director whose place is vacant, and until the election of his or her successor.

               If the number of directors is increased as provided in these Bylaws, the additional directors shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

               Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued and outstanding and entitled to vote at any special meeting of stockholders called for the purpose.

               SECTION 4. Place of Meeting. The Board may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine. The Board may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of Maryland General Corporation Law.

               SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at such times as determined by the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three
(3) days before the first meeting held in pursuance thereof. The annual meeting of the Board shall be held immediately following the annual stockholders' meeting at which a Board is elected. Any business may be transacted at any regular meeting of the Board.

               SECTION 6. Special Meetings. Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board or the President of the Corporation, or at the request of three (3) or more directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, telegraphing or telephoning the same on the day before the meeting, to each director. Notice may be waived by any director. Unless otherwise indicated in the notice, any business may be transacted at any special meeting. At any meeting at which every director is present, even though without notice, any business may be transacted and any director may waive notice of the time, place and objects of any special meeting in writing.

               SECTION 7. Quorum. A majority of the whole number of Directors shall constitute a quorum for the transaction of business at all meetings of the Board, but if less than a quorum is present, a majority of those present may adjourn the meeting from time to time. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, unless otherwise provided by law or by the Corporation's Articles of Incorporation or these Bylaws.

               SECTION 8.  Compensation  of  Directors.  Directors may receive a fixed sum and expenses for attendance at regular and special meetings and committee meetings, or any combination of the foregoing as may be determined from time to time by resolution adopted by a majority of the whole Board. Any director may serve the Corporation in another capacity for additional compensation.

               SECTION 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may provide for an Executive Committee. If provision is made for an Executive Committee, the members thereof shall be elected by the Board of Directors from their own members to serve at the pleasure of the Board of Directors. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by resolution of the Board of Directors and except for the power to declare dividends, issue stock, amend these by-laws, approve any merger or share exchange which does not require stockholder approval, or recommend to the stockholders any action which requires stockholder approval. All action taken by the Executive Committee shall be reported to the Board of Directors at its next meeting after such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by any such revision or alteration. Such delegation of authority to the Executive Committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or by charter.

               SECTION 10. Other Committees. From time to time the Board of Directors by the affirmative vote of a majority of the members of the entire Board of Directors may by resolution provide for and appoint any other committee or committees to have such powers and perform such duties as may be assigned to it by the Board of Directors. The appointment of a committee of the Board of Directors and the delegation of authority to such committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or by charter.

               SECTION 11. Meetings of Committees. Each committee of the Board of Directors shall fix its own rules of procedure, and shall meet as provided by those rules, or by resolution of the Board of Directors, or at the call of the chairman or any two members of the committee. A majority of each entire committee shall constitute a quorum, and in every case the affirmative vote of a majority of the entire committee shall be necessary to take any action. Members of a committee may participate in meetings by means of a conference call or similar communication if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at such meeting. Each committee may also take action by any other method which may be permitted by statute, by charter, or by these bylaws. In the event a member of a committee fails to attend any meeting of that committee, the other members of that committee present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Vacancies in any committee of the Board of Directors shall be filled by the Board of Directors.

                                   ARTICLE III

                                    Officers

               SECTION 1. Election, Tenure, and Compensation. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers, including a Chairman of the Board, as the Board from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board at its first meeting following the annual meeting of the stockholders. The President shall be a director and the other officers may, but need not, be directors. Any two or more of the above officers, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board. All officers and agents of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the Board, and all officers, agents, and employees, other than officers appointed by the Board, shall hold office at the discretion of the Board or of the officers appointing them.

               SECTION 2. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present. He shall also have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

               SECTION 3. President. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and supervision of the Corporation's business, affairs and properties. He shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments. He may sign, with the Secretary, the Treasurer, an Assistant Secretary, certificates of stock of the Corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of stockholders and of the Board of Directors. In general, the President shall perform all the duties ordinarily incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the Executive Committee, if one is established by the Board of Directors.

               SECTION 4. Vice President. Each Vice President, which term shall include any Executive Vice President, shall have the power to sign and execute, unless otherwise provided by resolution of the Board of Directors, all authorized contracts or other obligations in the name of Corporation in the ordinary course of business, and with the Secretary, or with the Treasurer, or with an Assistant Secretary, may sign certificates of stock of the Corporation. At the request of the President or in his absence or during his ability to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board of Directors or the President. For the purposes of this
Section 4, the term Vice President does not include a Vice President appointed pursuant to Article III, Section 10.

               SECTION 5. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, including all the votes taken at such meetings, and record them in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by statute. He shall be the custodian of the records and of the corporation seal of the Corporation. He shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the seal. He may sign with the President or a Vice President, certificates of stock of the Corporation. In general, he shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

               SECTION 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or depositories as may be designated by the Board of Directors. He shall maintain full and accurate accounts of all assets, liabilities and transactions of the Corporation and shall render to the President and the members of the Board of Directors at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Cashier and of the financial condition of the Corporation. In general, he shall perform all the duties ordinarily incident to the office of a treasurer of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all Corporation books, papers, vouchers, moneys, and other properties of whatever kind in his possession or under his control.

               SECTION 7. Assistant Secretary. The Board may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned by the Board or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

               SECTION 8. Assistant Treasurer. The Board may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned by the Board or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

               SECTION 9. Other Officers. The Board may elect such other officers, including a Chairman of the Board, as the Board from time to time may consider necessary for the proper conduct of the business of the Corporation. If a Chairman is elected, the Chairman shall preside at all meetings of the stockholders and the Board unless the Board shall, by a majority vote of a quorum thereof, elect an individual other than the Chairman to preside at meetings of the Board. The Chairman shall do and perform such other duties as may, from time to time, be assigned to the Chairman by the Board.

               SECTION 10. Appointed Vice Presidents. The President may from time to time designate one or more Appointed Vice Presidents with such administrative powers and duties as may be designated or approved by the President. Any such Appointed Vice President shall not be a corporate officer and may be removed by the President.


                                   ARTICLE IV

                                  Capital Stock

               SECTION 1. Issue of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be in the form not inconsistent with the Certificate of Incorporation, or its amendments, as approved by the Board. All certificates shall be signed by the President or by the Vice President and counter-signed by the Secretary, an Assistant Secretary, Treasurer or Assistant Treasurer, and sealed with the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares have been surrendered and canceled, unless a certificate of stock is lost or destroyed, in which event another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both the proof and the bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

               SECTION 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by the holder's attorney upon surrender and cancellation of certificates for a like number of shares.

               SECTION 3. Registered Stockholders. The Corporation is entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and is not obligated to recognize any other equitable or other claim to or interest in a share or shares, whether or not it has express or other notice thereof, except as expressly provided by law.

               SECTION 4. Closing Transfer Books. The Board may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the Board may fix a date not less than ten (10) days nor more than sixty (60) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights.


                                    ARTICLE V

                             Bank Accounts and Loans

               SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board and such officers or agents as from time to time authorized by the Board may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board until written notice of the revocation of the authority of such officers or agents by the Board is received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. If the Board fails to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an

Assistant Treasurer of the Corporation.

               SECTION 2. Loans.  Such officers or agents of the  Corporation as from time to time shall be designated by the Board shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.


                                   ARTICLE VI

                            Miscellaneous Provisions

               SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors and evidenced by a resolution filed with the corporate records.

               SECTION 2. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer or stockholder, unless otherwise provided in these Bylaws, such notice shall be deemed given if in writing and personally delivered, or sent by telefax, or telegram, or sent by mail by depositing the same in a post office or letter box, in a postpaid envelope, addressed to each such director, officer or stockholder, as the case may be, at such address as appears on the books of the Corporation, or in default of any other address, to such person at the general post office in Easton, Maryland, and such notice shall be deemed to be given at the time the same is so personally delivered, telefaxed, telegraphed or mailed. Any director, officer or stockholder may waive any notice required to be given under these Bylaws.

               SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the Board, the President and the Vice President, or any of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock.

               SECTION 4. Bonds. The Board may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of that person's duties, with one or more sureties and in such amount as may be satisfactory to the Board.


                                   ARTICLE VII

                               Amendment of Bylaws

               The Board and the stockholders shall each have full power to amend, alter or repeal these Bylaws, or any provision thereof, and may from time to time make additional Bylaws. Any amendment to the Bylaws by the stockholders shall be made at any annual meeting as part of the general business of such meeting, or at any special meeting provided there was stated in the notice of such meeting given to the stockholders the substance of such proposed alteration or repeal.




                                  END OF BYLAWS